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                                                                     EXHIBIT 2.2

                        FIRST AMENDMENT TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT

     This First Amendment to Real Estate Purchase and Sale Agreement ("First Amendment") is made and entered into as of June 24, 1998 by and between Glendale Centre, LLC, an Indiana limited liability company ("Purchaser"), and Indianapolis Mall Associates, an Indiana general partnership ("Seller") and WITNESSES THAT:

     WHEREAS, Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated February 25, 1998 (the "Original Agreement") pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain Property, as defined in the Original Agreement, pursuant and subject to the terms of the Original Agreement; and

     WHEREAS, Purchaser and Seller are each desirous of extending the "Review Period" as defined in Section 5.5 of the Original Agreement;

     NOW, THEREFORE, in consideration of the premises and respective undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. The Review Period is hereby extended through and including July 27, 1998.

     2. Except as modified herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect and shall not be limited, revised or modified hereby. To the extent that any terms or provisions of the Original Agreement are contrary to or contradict the terms or provisions set forth herein, the terms and provisions set forth herein shall govern. All terms in this First Amendment with initial capitals except as specifically set forth herein shall have the same meaning as that used in the Original Agreement.


     IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment to Real Estate Purchase and Sale Agreement as of the date first written above.


                                          Glendale Centre, LLC,
                                          an Indiana limited liability company

                                          By: Xxxxx Xxxxx
                                              ----------------------------------

                                          Printed Name: Thomas K. McKinnon
                                                        ------------------------

                                          Its: Member
                                               ---------------------------------


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Indianapolis Mall Associates,
an Indiana general partnership

By:  First Capital Income Properties, Ltd. - Series
     IX, a Florida limited partnership, partner

By:  First Capital Finance Corporation, a
     Florida corporation, general partner

     By: /s/ Norman Field
         -----------------------------------------

     Name: Norman Field
           ---------------------------------------

     Title: Vice President--Finance
            --------------------------------------

By:  First Capital Income Properties, Ltd. - Series
     X, a Florida limited partnership, partner

By:  First Capital Financial Corporation,
     a Florida corporation, general partner

     By: /s/ Norman Field
         -----------------------------------------

     Name: Norman Field
           ---------------------------------------

     Title: Vice President--Finance
            --------------------------------------